EXHIBIT 23.2

             [LETTERHEAD OF DELOITTE & TOUCHE LLP]







INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of HFNC Financial Corp. of our report dated August 2, 1996 (September 10, 1996 as to litigation in Note 11), appearing in and incorporated by reference in the Annual Report on Form 10-K of HFNC Financial Corp. for the year ended June 30, 1996.




/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Charlotte, North Carolina
June 16, 1997